MERCURIUS & ASSOCIATES LLP Formerly known as AJSH & Co LLP

+91 11 4559 6689 info@masllp.com www.masllp.com

CONSENT LETTER

We hereby consent to the incorporation in the Form 10-K of Miami Breeze Car Care, Inc (the “Company”) of our report dated March 31, 2025, with respect to the Financial Statements of the Company for the year ended December 31, 2024 and the related notes to the financial statements.

/s/ Mercurius & Associates LLP

Mercurius & Associates LLP

March 31, 2025

New Delhi, India

LLPIN-AAG-1471 A-94/8, Wazirpur Industrial Area New Delhi-110052, India